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                         INDEPENDENT AUDITORS' CONSENT

  We consent to the use in this Registration Statement of our report dated November 7, 1996 appearing in the Prospectus, which is part of the Registration Statement on Form S-1 (No. 333-15759) of Yurie Systems, Inc., and the references to us under the headings "Selected Financial Data" and "Experts" in such Prospectus.

/s/ Deloitte & Touche LLP

Washington, D.C.
February 5, 1997